Page 1 of 9 (All pages must be returned) Prudential FlexGuard® indexed variable annuity Flexible Premium Deferred Index-Linked Beneficiary Variable Annuity Issued by Pruco Life Insurance Company (Pruco) Annuities Service Center P.O. Box 7960 Philadelphia, PA 19176 Tel 800.513.0805 Fax 800.207.7806 www.prudential.com Overnight, Certified, Registered Delivery: Annuities Service Center 2101 Welsh Road Dresher, PA 19025 For use by beneficiaries of annuities for exchange or transfer. A Request for Required Distributions for Beneficiary Annuity Application form must be completed and submitted with this Application. 1. OWNERSHIP INFORMATION ORD 310336P-RILA-IBAPP(12/21) B. BENEFICIAL OWNER U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Relationship to the Deceased A. DECEDENT Male Female Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) Date of death (mm/dd/yyyy) Name (First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity Street address City State Zip If Trust Ownership, only check one of the two boxes: Entity/Trust Ownership Only (Non-natural person), check one of the two boxes below. This is a Grantor Trust for federal income tax purposes that meets IRC Sections 671-679. Social Security Number (all 9 digits required) or Tax ID Date of trust (mm/dd/yyyy) Name of Grantor (First, Middle, Last, Suffix, Trust or Custodian) Date of birth (mm/dd/yyyy) This is a Qualified Trust for federal income tax purposes that meets and complies with Treasury Regulations Section 1.401(a)(9)-4. Social Security Number (all 9 digits required) or Tax ID Date of trust (mm/dd/yyyy) Name of Oldest Beneficiary (First, Middle, Last, Suffix, Trust or Custodian) Date of birth (mm/dd/yyyy) Type of Ownership Select one: Natural Person(s) UGMA/UTMA Trust- (If selecting a Trust, submit the Certificate of Entity form with this application.)

Page 2 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) 1. OWNERSHIP INFORMATION (continued) 2. SUCCESSOR INFORMATION • Select Primary or Contingent Successor type for each successor. The successor type will be Primary if not selected. • Percentage for all Primary Successors must total 100%. Percentage for all Contingent Successors must total 100%. • For more than 3 successors, use section 6 to provide all information requested below for each successor. C. KEY LIFE - REQUIRED U.S. Citizen Resident Alien/Citizen of: Male Female Social Security Number (all 9 digits required) Date of birth (mm/dd/yyyy) Address Same as Beneficial Owner Name (First, Middle, Last, Suffix) Street address City State Zip Home phone Mobile phone Email address • If the Beneficial Owner is an individual, the Key Life must be the Beneficial Owner. However, the Key Life cannot be changed. Accordingly, if you are completing this form as the Successor of an existing successor asset, the Key Life must be the same as on the existing successor asset that you are continuing (in this scenario the Key Life will be a deceased person). • If the Beneficial Owner is a Grantor Trust, the Key Life must be the Grantor. • If a Qualified Trust, the Key Life must be the oldest successor under the applicable trust. Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Primary Contingent Social Security Number (all 9 digits required) or Tax ID Date of birth (mm/dd/yyyy) % Name (First, Middle, Last, Suffix, Trust or Custodian) Relationship Percentage Street address City State Zip Telephone Number Email address Trustee Name Date of Trust (mm/dd/yyyy) TRUSTEE NAME AND DATE OF TRUST REQUIRED ONLY IF A TRUST IS LISTED AS BENEFICIARY

Page 3 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) 3. ANNUITY INFORMATION A. TYPE OF CONTRACT TO BE ISSUED Non-Qualified Beneficiary Annuity IRA Beneficiary Annuity Roth IRA Beneficiary Annuity Required: Both the Owner Response and the Financial Professional Response columns must be completed. Owner Response Financial Professional Response Does the Owner have any existing individual life insurance policies or annuity contracts? YES NO YES NO Will this annuity replace or change any existing individual life insurance policies or annuity contracts? YES NO YES NO Is the Beneficiary currently receiving payments or allowances via a stretch or legacy con- tract from another carrier and is that contract(s) being lapsed, surrendered, substantially surrendered or otherwise terminated in order to fund the contract being applied for? YES NO C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS B. PURCHASE PAYMENT(S) - Only one Source of Funds per contract is permitted. Source of Funds Payment Type Qualified Non-Qualified Expected Amount Company Name (if applicable) Account Number (if applicable) Transfer/Exchange Form Provided Transfer 1035 Exchange Direct Rollover $ If you answered yes to any of these questions, you may be required to submit a state replacement form along with the application.

Page 4 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) 5. ALLOCATION OPTIONS - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS Index Strategies Point to Point with Cap Rate Invesco QQQ ETF 1 Year 10% Buffer iShares® Russell 2000 ETF 1 Year 10% Buffer MSCI EAFE 1 Year 10% Buffer S&P 500® 1 Year 10% Buffer Invesco QQQ ETF 1 Year 15% Buffer iShares® Russell 2000 ETF 1 Year 15% Buffer MSCI EAFE 1 Year 15% Buffer S&P 500® 1 Year 15% Buffer S&P 500® 1 Year 100% Buffer iShares® Russell 2000 ETF 3 Year 10% Buffer MSCI EAFE 3 Year 10% Buffer iShares® Russell 2000 ETF 3 Year 20% Buffer MSCI EAFE 3 Year 20% Buffer S&P 500® 3 Year 10% Buffer S&P 500® 3 Year 20% Buffer iShares® Russell 2000 ETF 6 Year 20% Buffer MSCI EAFE 6 Year 20% Buffer S&P 500® 6 Year 20% Buffer Step Rate Plus MSCI EAFE 1 Year 5% Buffer S&P 500® 1 Year 5% Buffer S&P 500® 1 Year 10% Buffer We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. Please see the prospectus for additional details. 4. INDEX EFFECTIVE DATE: ONE OPTION MUST BE CHOSEN We will issue your Contract once we receive this application, the first Purchase Payment and other required documents in Good Order. Note: Any additional Purchase Payments received after the initial allocation to the Index Strategies (Index Effective Date) will be allocated to the Holding Account, unless other Variable Options are provided, and cannot be invested in the Index Strategies until the following Index Anniversary. Index Strategy Rates: You will receive the Index Strategy Rates that were in effect on the date your application was signed provided we receive the application in Good Order within 15 calendar days from the date it was signed and your Index Effective Date is within 45 cal- endar days from the date the application was signed. If both of these conditions are not met, you will receive the Index Strategy Rates that are in effect on your Index Effective Date. Choose one of the following options if you are allocating some or all of your funds to any Index Strategy(ies). If you are allocating 100% of your funds to the Variable Options please go to Section 5. Earliest Index Effective Date: We will issue your Contract and allocate your first Purchase Payment to any Variable Options and Index Strategies indicated. Defer Index Effective Date for 45 Days from the application signed date: We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Transfer Account for 45 days. We will automatically transfer any Account Value in the Transfer Account to the Index Strategies on Day 45 using the Index Strategy Rates in effect on the day this application was signed. Defer Index Effective Date Until a Specific Date: We will issue your Contract and allocate your first Purchase Payment to the Variable Options you have selected and the portion you intend to allocate to any Index Strategy will be allocated to the Transfer Account. We will automatically transfer any Account Value in the Transfer Account into the Index Strategies on (date of your choice) using the Index Strategy Rates in effect on the date your application was signed provided your Index Effective date is within 45 days from the date your application was signed. Any Account Value remaining in the Transfer Account through day 45 will be transferred to the Holding Account where funds will be automatically transferred to the Index Strategies on the date specified above using the Index Strategy Rates in effect on that Valuation Day.

Page 5 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) Percentages among the Index Strategies and Variable Options must total 100%. Total % Tiered Participation Rate iShares® Russell 2000 ETF 6 Year 5% Buffer MSCI EAFE 6 Year 5% Buffer S&P 500® 6 Year 5% Buffer MSCI EAFE 6 Year 10% Buffer S&P 500® 6 Year 10% Buffer Variable Options Domestic Equity Large-Cap Value MFS® Value Series – Service Class International Equity MFS® International Growth Portfolio – Service Class Asset Allocation MFS® Total Return Series – Service Class Domestic Fixed Income MFS® Total Return Bond Series – Service Class Money Market (Holding Account) PSF PGIM Government Money Market Portfolio – Class III 5. ALLOCATION OPTIONS (continued) - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS 6. ADDITIONAL INFORMATION If needed for: • Special Instructions • Interested Parties (include name, social security number, date of birth and address.) • Successors (include Successor’s full social security number, name, address, date of birth, relationship to the Beneficial Owner, the Successor type (Primary or Contingent) and the applicable percentage.) 7. FINANCIAL PROFESSIONAL AUTHORIZATION Do you authorize your Financial Professional to perform Contract Maintenance and provide Allocation Instructions as defined in the Definitions and Disclosures? Yes No Perform Contract Maintenance Yes No Provide Allocation Instructions If not checked we will assume that your answers are “YES.” The contract owner can revoke this authorization by calling 800-513-0805.

Page 6 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) 8. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Page 7 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) 8. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I have received a current prospectus for this annuity; and • The value of the contract may be affected by an external index, but the contract does not directly participate in any index; and • The Holding Account is not guaranteed and may lose value; and • If I take a Partial Withdrawal, Surrender my Annuity, annuitize my Annuity or if a Death Claim is processed prior to completion of an Index Term, Prudential will use an Interim Value to determine the fair market value of my Index Strategy on the Valuation Day of the transaction; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I have purchased another Non-Qualified Annuity from Pruco or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • If I cancel this application at any time and for any reason then Prudential will automatically cancel any associated transfer of assets requests even in situations where a replacement application is submitted. In this latter scenario, a new transfer of assets request would be required. The new transfer of assets request could cause the Issue Date to differ from the date that would have been associated with the original application and transfer of assets request. Index Credits (positive or negative) are based on a number of factors including the applicable Index Strategy Rates and the Index Values, which are subject to daily fluctuation and measured from the Issue Date; and • To the best of my knowledge and belief the statements made in this application are true and complete. By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements:

Page 8 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) REQUIRED: State where this application was signed (If application is signed in a State other than the Beneficial Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Beneficial Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) For Trust Owned Agreements: Key Life Signature Date of Signature (mm/dd/yyyy) If signing on behalf of a entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE TITLE (if any) 8. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued)

Page 9 of 9 (All pages must be returned) ORD 310336P-RILA-IBAPP(12/21) 9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Prudential. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco and its affiliates will rely on this statement. A. FINANCIAL PROFESSIONAL(S) USE ONLY Percentage % ID Number Telephone Number Email address Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Name (First, Middle, Last ) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) Financial Professional Signature Date of Signature (mm/dd/yyyy) Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE SIGN HERE Commission Option A Commission Option B Commission Option C Please contact your home office for available Commission Options or with any questions.